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                                                                     EXHIBIT 5.1



                         PILLSBURY MADISON & SUTRO LLP
                             235 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 983-1000



                                          April 7, 1997



LodgeNet Entertainment Corporation
808 West Avenue North
Sioux Falls, SD 57104



    Re: Registration Statement on Form S-4



Ladies and Gentlemen:



    This opinion is being delivered in connection with the proposed offer to exchange (the "Exchange Offer") by LodgeNet Entertainment Corporation (the "Company") their 10 1/4 Senior Notes Due 2006 (the "Exchange Notes") for any and all of their 10 1/4 Senior Notes Due 2006 (the "Old Notes"). The Exchange Notes are to be issued pursuant to a Registration Statement on Form S-4 (the "Registration Statement"), Registration No. 333-23629, filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933. The Exchange Notes will be issued under an Indenture, dated as of December 19, 1996 (the "Indenture"), between the Company and Marine Midland Bank Trustee (the "Trustee"), in substantially the form filed as Exhibit 4.2.



    We are of the opinion that, when (a) the Indenture, under which the Exchange Notes will be issued, has been qualified under the Trust Indenture Act of 1939, as amended, (b) the Exchange Notes have been executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and
(c) the Exchange Notes have been delivered in exchange for the Old Notes in the manner and for the consideration stated in the Registration Statement and the Indenture, the Exchange Notes will be legally issued and binding obligations of the Company.



    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.



                                          /s/ PILLSBURY MADISON & SUTRO LLP